UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007

OPSWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On February 28, 2007, the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors of Opsware Inc. (the “Company”) approved the following compensation arrangements for the fiscal year ending January 31, 2008 (“Fiscal 2008”) for the Company’s chief executive officer, chief financial officer and its other executive officers that were listed in the summary compensation table in last year’s proxy statement (together, the “Named Executive Officers”):

Salaries.  The annual base salaries for Fiscal 2008 for the Named Executive Officers are:  (1) Benjamin A. Horowitz, President and Chief Executive Officer, $350,000;  (2) David F. Conte, Chief Financial Officer, $250,000; (3) James E. Adkins, Executive Vice President of Products, $250,000;  (4) Mark D. Cranney, Executive Vice President of Worldwide Field Operations, $250,000;  and (5) John L. O’Farrell, Executive Vice President of Business Development, $330,000.

Fiscal 2008 Bonus Arrangements.  The Committee adopted performance bonus arrangements for Fiscal 2008 for the Named Executive Officers.  The Named Executive Officers are eligible for incentive cash compensation based upon achievement of corporate and individual goals, with the relative weight of individual and corporate goals varying for each executive.  Under the bonus arrangements, the corporate portion of the bonus will be paid if the Company achieves a specified bookings target for Fiscal 2008.  The individual portion is paid at the discretion of the Committee and is tied to performance against certain qualitative performance criteria agreed to in advance with the Named Executive Officer.

Messrs. Adkins, Conte, Cranney, Horowitz and O’Farrell are eligible to receive a target bonus of up to an aggregate of 55%, 55%, 110%, 100% and 15%, of their base salary, respectively.   If the Company exceeds the specified bookings target for Fiscal 2008, each of the Named Executive Officers’ bonus awards may be increased on a linear progression scale, up to a maximum of two times their bonus target amount.

Change in Control Policy.  The Committee also approved a new change in control policy that applies to each of the Company’s executive officers, including the Named Executive Officers.   Under this policy, each executive officer’s current and future stock grants are entitled to accelerated vesting if the executive is terminated within a specified period of time after a change in control either (i) by the acquiring company for any reason other than cause or (ii) by the executive for good reason.   The percentage of unvested stock eligible for acceleration will vary based on the executive’s length of tenure with the Company.   In addition, executives will not be eligible for accelerated vesting upon a resignation for good reason until the executive has completed a minimum transition period with the acquiring company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007	OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

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